EXHIBIT 10.7

                     MANUFACTURING AND PACKAGING AGREEMENT

     THIS MANUFACTURING AND PACKAGING AGREEMENT is made and entered into on May 15, 2001 in Hayward, California, by and between SWISS AMERICAN SAUSAGE CO., a division of Provena Foods, Inc., a California corporation, having principal offices at 251 D'Arcy Parkway, Lathrop, California 93550 ("Swiss"), and ARMANINO FOODS OF DISTINCTION, INC., a Colorado corporation, having principal offices at 30588 San Antonio Street, Hayward, California 94544 ("Armanino"), with reference to the following facts:

     A. Armanino is in the business of producing, marketing and distributing food products for consumer use for itself and others.

     B. Armanino has developed and owns certain proprietary formulations for such food products which have been submitted to Swiss for the purpose of requesting Swiss to manufacture and package these products for Armanino on a "private label" or other basis.

     C. Swiss desires to manufacture and package for Armanino such food products on a confidential and "private label" or other basis.

     NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, Swiss and Armanino agree as follows:

     1.   Term.

          1.1 Subject to Sections 1.2 and 1.3, the term of this Agreement shall commence on the date of this Agreement, and shall terminate on September 30, 2006, provided that this Agreement shall automatically be renewed for one
(1) additional year at the end of the original or any extended term, unless either party gives written notice of termination to the other party at least twelve (12) months prior to the expiration of the original or extended term. Notwithstanding the above, however, immediately following the end of the third year of the term of this Agreement, the parties shall negotiate in good faith for the purpose of extending the initial term of this Agreement to ten (10) years.

          1.2 Upon expiration of this Agreement, Armanino shall purchase from Swiss at the formula prices any products ordered by Armanino and produced by Swiss prior to termination and shall purchase from Swiss at Swiss' costs any ingredients or packaging materials for Armanino products ordered by Swiss in order to fill Armanino's orders prior to the expiration.

          1.3 If either party fails to perform any material obligation under this Agreement, the other party may terminate this Agreement upon thirty
(30) days' prior written notice to the breaching party, provided that the breaching party has not cured the breach during that thirty-day period.






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     2.   Products.  The products to be manufactured and packaged by Swiss for
Armanino are listed on Exhibit A to this Agreement (the "Products"). The Products shall be manufactured by Swiss utilizing equipment licensed to Swiss by Armanino (the "Equipment"). Armanino shall purchase its requirements of the Products exclusively from Swiss except to the extent Swiss is unable to meet Armanino's requirements. Swiss will use commercially reasonable efforts to meet Armanino's requirements which are estimated, initially, to be 1,150,000 pounds of meatballs per year and 700,000 pounds of chicken patties per year, with the expectation of increases throughout the term.

     3.   Proprietary Formulas and Confidential Information.

          3.1 The parties expect to receive and have access to confidential information in the course of their dealing, including, but not limited to, trade secrets and proprietary information relating to a party's business, finances, plans, products, processes, recipes, formulas, customers, and other information a party knows or should know to be confidential. Confidential information does not include information generally available to the public or in the industry or independently obtained or originated. Each party agrees to refrain from using or disclosing such confidential information except for the benefit of the other until such information becomes public knowledge.

          3.2 The parties agree that any violation of this paragraph may cause the other party immediate and irreparable harm and, therefore, the other party shall be entitled to injunctive relief as well as all other available legal and equitable remedies. Upon the termination of this Agreement, both parties shall promptly return to the other all proprietary information, products and materials.

     4.   Price.

     The prices for each product sold by Swiss to Armanino shall be based upon a formula adjusted each calendar month for the following month's sales. Swiss will calculate the formula prices each month and deliver a copy of the calculation to Armanino, including appropriate backup substantiating any modifications. The formula for each price shall set forth the price per pound as the sum of direct costs plus overhead plus profit. Overhead (such as quality control, management, insurance, depreciation, interest, and property taxes) and profit shall remain constant. The direct costs will be itemized and include ingredients, packaging materials, labor, finance charges and utilities. Costs shall be adjusted based upon the following:

     ITEM                                   COST BASIS

     Meat costs                             Market price

     Other ingredients and packaging        Swiss' actual costs
     costs

     Labor costs                            Wages and benefits under Swiss'
                                            union contract plus payroll
                                            taxes

     Finance charges                        Comerica Bank-California "Base
                                            Rate" plus .075%

     Utility costs                          Swiss' utility rates

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     Attached as Exhibit A is an itemized calculation of the formula price for each product, including a description and amount of the cost basis for each variable item, based upon contemporary costs. The parties agree to the formula prices for the products set forth in Exhibit A. The prices are F.O.B. Swiss' plant.

     5.   Insurance.

          5.1 Armanino and Swiss each agree to provide, and maintain in effect throughout the term of this Agreement, product liability coverage in the minimum amount of Two Million Dollars ($2,000,000) per occurrence for products manufactured by Swiss for Armanino and to name each other as additional insureds on such insurance. Swiss shall provide an endorsement to the insurance policy evidencing Armanino's status as an additional insured. The endorsement shall provide that the insurance may not be canceled or materially amended without thirty (30) days' prior written notice to the other party.

          5.2 Each party further agrees to maintain in effect throughout the term of this Agreement workers compensation insurance, automobile liability insurance, and general liability insurance with coverage in amounts consistent with general industry standards. Each party will furnish the other party upon request a certificate of insurance which evidences that the required insurance is in effect.

     6.   Production, Invoicing and Delivery.

     The parties estimate that the installation, start-up and test production runs will be completed by October 1, 2001. The Products will be made to Armanino's formulas and specifications. The parties will cooperate in developing Swiss' capability of producing Products satisfactory to Armanino. The Products will be produced and packaged by Swiss under labels specified by Armanino. Swiss shall invoice Armanino upon receipt of Armanino sales order. Invoices shall be paid in accordance with Swiss' standard commercial terms previously supplied to Armanino. Swiss shall prepare all shipments for pick-up by a common carrier selected by Armanino.

     7.   Product Specifications.

     The parties shall agree to the Product quality specifications required by Armanino for each Product manufactured by Swiss. Specifications shall be listed on Exhibit B to this Agreement. All Products manufactured by Swiss under this Agreement shall be subject to inspection by Armanino. If the manufactured product does not meet the Product specifications, Swiss shall either replace the non-complying Product with complying product or deduct the amount paid by Armanino, for Products that are returned by Armanino or its customers due to defects in manufacturing, from Armanino's invoices, at Armanino's sole discretion. If a Product recall is necessary because of manufacturing or production defects, Swiss shall bear the costs for the recall.







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     8.   Competitive Products.

     Swiss may produce and sell products to others competitive with the Products, provided that Swiss will not sell to others any product using any proprietary formula belonging to Armanino, or any product utilizing a formula which is known by Swiss to be an immaterial modification of a proprietary formula belonging to Armanino. Swiss will not utilize the Equipment to produce for itself or others any product during any time in which Swiss is unable to fulfill Armanino's requirements for a similar product. Swiss will pay to Armanino a fee of $0.01 per pound on any meatballs sold to third parties during the term of this Agreement which were produced using the Equipment.

     9. Swiss' Representations and Warranties Regarding Proposition 65 and Adulteration of Products.

     Swiss hereby makes the representations and warranties set forth in Exhibit C to this Agreement.

    10.   EEO Certification of Compliance.

     Swiss hereby certifies to Armanino that it will comply with the requirements set forth in Exhibit D to this Agreement

    11.   Indemnification.

     Swiss agrees to indemnify, defend and hold harmless Armanino against and in respect of any and all claims, demands, losses, costs, expenses, fines, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys' fees, incurred or suffered by Armanino that are caused by the act or omission of Swiss and arise from, result from, or relate to (i) each and every demand, action, suit, claim or proceeding brought or commenced by a federal, state or local authority against Armanino alleging that any such article manufactured, packed, warehoused, distributed or sold by Swiss to or on the order of Armanino was, as of the date of such shipment, adulterated, misbranded and/or falsely advertised within the meaning of any state, federal or local law; or (ii) the injury, illness and/or death of any person or damage to property arising out of or alleged to have arisen out of or caused or alleged to have been caused by any such article manufactured, packed, warehoused, distributed or sold by Swiss to or on the order of Armanino which was as of the date of such shipment, adulterated, misbranded and/or falsely advertised within the meaning of any state, federal or local law.

     12.   No Waiver.

     The failure by either party hereto, at any time or times, to enforce any provisions of this Agreement or to require performance by either party of any provisions hereof, shall in no way be construed to be a waiver of such provisions or to affect the validity of this Agreement or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.






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     13.   Notices.

     Any notice or other communication to be given by either party hereto to the other party hereto shall be in writing and mailed by certified or registered mail with return receipt requested to the party to be notified, or by overnight delivery by Federal Express or other guaranteed overnight delivery service, at its address set forth below (or at such different address as the party to receive the notice so designates by written notice to the other party):

     Armanino:      Armanino Foods of Distinction, Inc.
                    30588 San Antonio Street
                    Hayward, California 94544
                    Attn:  Linda A. Armanino

     Swiss:         Swiss American Sausage Company
                    251 D'Arcy Parkway
                    Lathrop, CA  93550
                    Attn:  Ted Arena, President

     14.   No Oral Modification.

     No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless made in writing specifically referring to this Agreement and duly signed by an authorized officer of each party hereto.

     15.   Entire Agreement.

     This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and any and all written or oral agreements heretofore existing between the parties hereto with respect to this subject matter are expressly canceled.

     16.   Partial Invalidity.

     The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, all of which shall remain enforceable in accordance with their terms. Should any of the obligations hereunder be found illegal or unenforceable as being too broad with respect to the duration, scope or subject matter thereof, such obligations shall be deemed and construed to be reduced to the maximum duration, scope or subject matter allowable by law.

     17.   Sale of Business.

     Either party may assign all of its rights under this Agreement and to the Equipment to a person who acquires the business of the party to which this Agreement and the License Agreement relate, provided that there is a concurrent assignment to the person of the party's rights under the License Agreement, provided that the person assumes and agrees to perform all obligations to the other party under this Agreement and the License Agreement and provided that the other party consents to the assignment, which consent shall not be unreasonably withheld.





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     18.   Relationship Between Armanino and Swiss.

     Nothing in this Agreement shall be construed to place the parties in a relationship whereby either shall be considered to be the agent of the other for any purpose whatsoever. Neither party is authorized to enter into any contract or assume any obligation for the other. Nothing in this Agreement shall be construed to establish a relationship between Armanino and Swiss as partners or joint venturers.

     19.   Governing Law.

     This Agreement shall be governed and interpreted by the laws of the State of California, and jurisdiction and venue shall rest exclusively in the State Courts located in San Francisco, California, or the United States District Court for the Northern District of California. This paragraph shall survive termination of the Agreement.

     20.   Arbitration.

           20.1 Any controversy or claim arising out of or relating to this Agreement or the making, performance or interpretation thereof shall be settled by binding arbitration before JAMS/Endispute and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. Arbitration shall take place in San Francisco, California..

           20.2 If any arbitration or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be awarded attorneys' fees, expert witness' fees, arbitration fees and any and all other costs incurred in that action or proceeding, including post-judgment attorneys' fees and costs.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                              ARMANINO FOODS OF DISTINCTION, INC.


                              By: /s/ William J. Armanino
                                   William J. Armanino
                              Its:  President

                                          "Armanino"

                              SWISS AMERICAN SAUSAGE CO.,
                              a division of Provena Foods, Inc., a
                              California corporation


                              By: /s/
                              Its: President

                                            "Swiss"


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                                  EXHIBIT A

                              PRODUCTS AND PRICE


























































                                  EXHIBIT B

                        PRODUCT QUALITY SPECIFICATIONS


























































                                  EXHIBIT C

                    SWISS' REPRESENTATIONS AND WARRANTIES
                        REGARDING MANUFACTURED PRODUCTS

Swiss represents and warrants to Armanino as follows:

1.   California Safe Drinking Water Act and Toxic Enforcement Act of 1986

     Swiss acknowledges that Armanino is subject to the Safe Drinking Water and Toxic Enforcement Act of 1986 of the State of California, popularly known as Proposition 65. Proposition 65 requires that all persons doing business in the State of California provide clear and reasonable notice to all persons exposed to chemicals identified by the State to cause cancer or reproductive toxicity. Armanino is required by each of its distributors to certify that its products contain none of the chemicals listed by the State which are known to cause cancer or reproductive toxicity or if any such chemicals are present, they pose no significant risk. As a result of this legal requirement, Armanino is required to obtain from its suppliers certification that the products manufactured by Swiss for Armanino either (i) contain no chemicals subject to Proposition 65 or that the chemicals meet State of California and federal regulations and are not present in concentrations that would pose a "significant risk" to consumers as defined in California law, or (ii) carry appropriate product label warnings. Swiss hereby certifies that the foregoing is true and correct. In addition, Swiss agrees to notify Armanino of any changes to the content of the products manufactured hereunder if any such changes would affect the above certification. Because the list of Proposition 65 chemicals will be amended from time to time (generally on a quarterly basis), it is the responsibility of Swiss to notify Armanino of such changes as they may affect compliance with Proposition 65.

2.   Representations and Warranties Regarding Adulteration and Misbranding

     Each and every article contained in each shipment or other delivery hereafter made to, or on the order of, Swiss is hereby guaranteed as of the date of such shipment (i) to not be adulterated or misbranded within the meaning of:

     (a) the Federal Food, Drug and Cosmetic Act, as amended, and all rules and regulations promulgated thereunder; and not an article which may not, under the provisions of Section 404, 505 or 512 of such Act, be introduced into interstate commerce;

     (b) the Federal Meat Inspection Act, as amended, and all rules and regulations promulgated thereunder;

     (c) The Poultry Products Inspection Act, as amended, and all rules and regulations promulgated thereunder; and

     (d) Any similar state or local laws, and all rules and regulations promulgated thereunder.

     (ii) to not be adulterated, misbranded or packaged in misbranded packages, within the meaning of the terms of the Federal Insecticide, Fungicide, and Rodenticide Act, the Federal Hazardous Substances Labeling Act, the state pure food and drug acts or any other applicable federal, state or local laws, ordinances, rules or regulations and not an article of food, drug, device or cosmetic, which is in violation of, or which cannot be legally transported or sold under, the provisions of any federal, state, or local laws, ordinances, rules or regulations; (iii) to not be misbranded within the meaning of any federal, state or local laws, ordinances, rules or regulations when bearing labels furnished by Swiss, and affixed to such article of food, drug, device or cosmetic on repackaging by Armanino in accordance with instructions furnished by Swiss; (iv) to be free from any Salmonella organism, pathogen or toxin; and (v) to be free from any foreign material, poisonous or injurious matter.























































                                  EXHIBIT D

                         EEO CERTIFICATE OF COMPLIANCE

     Swiss agrees that the following provisions are automatically made part of and supplement all purchase orders and contracts issued or entered into by Armanino for the purchase of materials, supplies or services furnished by Swiss.

     A. Equal Opportunity Clause. Swiss agrees to comply with all applicable provisions of Executive Order 11246, as amended by Executive Order 11373 and 12906, as implemented by 41 CFR Section 60-1.4.

     B. Certification of Nonsegregated Facilities. Swiss certifies that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit its employees to perform services at any location where facilities are segregated on the basis of race, color, religion or national origin. Swiss understands and agrees that a breach of this certification is a violation of the Equal Opportunity Clause described in Paragraph A above.

     C. Employer Information Report (EEO-l) Standard Form 100. If Swiss is required under 41 CFR Section 60-1.7 to file an Employer Information Report EEO-1 (Standard Form 100), Swiss hereby certifies that it has done so.

     D. Employment of Veterans. Swiss agrees to comply with all applicable provisions of the Vietnam Era Veteran's Readjustment Assistance Act of 1974, Executive Order 11701 (41 CFR Section 60250) and the provisions of the standard contract clauses prescribed thereunder, dealing with the employment of qualified disabled veterans and veterans of the Vietnam War.

     E. Federal Contractors Veterans Employment Report (VETS-100). If Swiss is required under 41 CFR Section 60-250 to file a Veterans Employment Report (Vets-100), Swiss hereby certifies that it has done so.

     F. Employment of Handicapped Persons. Swiss agrees to comply with all applicable provisions of the Rehabilitation Act of 1973 (41 CFR Section 60-741) and all of the standard contract clauses prescribed thereunder, pertaining to the employment of qualified handicapped individuals.

     G. Utilization of Small Business Concerns and Small Business Concerns Owned and Controlled by Socially and Economically Disadvantaged Individuals. Swiss agrees to comply with all applicable provisions of Executive Order 11625 and Section 211 of Public Law 95-507 relating to assistance to minority business enterprises, as implemented by Federal Acquisition Regulations, 48 CFR, Chapter 1, Part 52.

     H. Utilization of Women-Owned Business Concerns. Swiss agrees to comply with all applicable provisions of Executive Order 12138 relating to opportunities for women-owned business, as implemented by Federal Acquisition Regulations, 48 CFR, Chapter 1, Part 52.